                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                   July __, 2006

Dear Variable Annuity and Variable Life Contract Owners:

          Although you are not a shareholder of John Hancock Trust (the "Trust"), your purchase payments and the earnings on such purchase payments under your variable annuity or variable life contracts issued by John Hancock Life Insurance Company (U.S.A.) ("JHLICO (U.S.A.)"), John Hancock Life Insurance Company of New York ("JHLICO New York"), John Hancock Life Insurance Company ("JHLICO") or John Hancock Variable Life Insurance Company ("JHVLICO") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of one of the separate series or portfolios (each, a "Portfolio") of the Trust.

          Enclosed is the Trust's Information Statement regarding the following subadviser changes for the Portfolios named below. These changes became effective on May 31, 2006.

NAME OF PORTFOLIO                      OLD SUBADVISER                NEW SUBADVISER
-----------------                      --------------                --------------
Growth & Income Trust                  Independence Investment LLC   Independence Investments LLC
(formerly, Growth & Income Trust II)   ("Old Independence")          ("New Independence")

Small Cap Trust                        Old Independence              New Independence

          In connection with the transfer of substantially all of the business operations of Old Independence, a subsidiary of Manulife Financial Corporation, to New Independence, a newly formed subsidiary of Convergent Capital Management LLC, the Board of Trustees of the Trust has approved replacing Old Independence by New Independence as the subadviser to the Portfolios. The Old Independence portfolio managers will continue to manage the Portfolios for New Independence, and the new subadvisory agreements with New Independence will not result in any changes in the level or quality of subadvisory services provided to the Portfolios or in the advisory or subadvisory fee rates for the Portfolios.

          PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU GIVE VOTING INSTRUCTIONS, WITH RESPECT TO THESE SUBADVISER CHANGES. The enclosed Information Statement, however, provides information about the changes.

          If you have any questions regarding the Information Statement or the subadvisory changes, please call one of the following numbers:

               --For JHLICO (U.S.A.) variable annuity contracts: (800) 344-1029
               --For JHLICO (U.S.A.) variable life contracts:    (800) 827-4546
               --For JHLICO New York variable annuity contracts: (800) 551-2078
               --For JHLICO New York variable life contracts:    (888) 267-7784
               --For JHLICO and JHVLICO contracts:               (800) 576-2227

                                        Sincerely,


                                        /s/ JOHN J. DANELLO
                                        ----------------------------------------
                                        John J. Danello
                                        Secretary

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                         NEW SUBADVISORY AGREEMENTS FOR
                           THE GROWTH AND INCOME TRUST
                             AND THE SMALL CAP TRUST

                                   ----------

                                  INTRODUCTION

          This Information Statement provides notice of and information regarding new subadvisory agreements for the above-named series or portfolios (each, a "Portfolio") of John Hancock Trust (the "Trust"). It is first being mailed to shareholders of these Portfolios on or about July __, 2006.

          THE TRUST. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust, which are sold without a sales charge, are divided into 101 separate series corresponding to the 101 Portfolios which the Trust currently offers. Shares of the Trust are sold principally to separate accounts of insurance companies as the underlying investment media for variable annuity and variable life insurance contracts issued by such companies and to trustees of certain qualified pension and retirement plans.

          THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each Portfolio that has an adviser. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers which manage the investment and reinvestment of the assets of the Portfolios pursuant to subadvisory agreements with the Adviser. The Adviser and each of the subadvisers named in this Information Statement is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

          THE DISTRIBUTOR. John Hancock Distributors, LLC ("JH Distributors") serves as the Trust's distributor.

          The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

          Pursuant to an order received by the Trust from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Portfolio subadvisers which are not affiliates of the Adviser. Because the new subadvisory agreements described in this Information Statement do not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDERS FOR A PROXY TO APPROVE THE NEW SUBADVISORY ARRANGEMENTS, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

          ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call the Trust at 1-800-344-1029 or write to the Trust at 601 Congress Street, Boston, MA 02110: Attn.: Gordon Shone.

                         NEW SUBADVISORY AGREEMENTS FOR
                           THE GROWTH AND INCOME TRUST
                               AND SMALL CAP TRUST

          At its meeting held on March 30-31, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved new subadvisory agreements appointing Independence Investments LLC ("New Independence") to replace Independence Investment LLC ("Old Independence") as the subadviser to each of the Growth & Income Trust (formerly, the Growth & Income Trust II) and Small Cap Trust.

          The new subadvisory agreements with New Independence became effective on May 31, 2006. The old subadvisory agreements with Old Independence, dated April 29, 2005, were most recently approved by the Board (including a majority of the Independent Trustees) on June 3, 2005 in connection with the annual renewal thereof. The old subadvisory agreement for each Portfolio was approved by the sole shareholder of the Portfolio on April 29, 2005 in connection with the organization of the Portfolio.

                                SUBADVISER CHANGE

          Effective May 31, 2006, New Independence, a newly formed subsidiary of Convergent Capital Management LLC ("Convergent"), succeeded to the business operations of Old Independence, an indirect wholly-owned subsidiary of MFC (the "Transaction"). The Transaction was structured as a transfer to New Independence of substantially all of the assets and certain liabilities of Old Independence pursuant to an agreement between Old Independence, New Independence, the parent of Convergent and a subsidiary of MFC. As a result of the Transaction, and pursuant to provisions of the 1940 Act, the old subadvisory agreements with Old Independence automatically terminated. At the time the Transaction was proposed, the Adviser recommended to the Board that appointing New Independence as the new subadviser for the Growth & Income Trust and Small Cap Trust would be in the best interest of the Portfolios' shareholders (including variable contract owners) by promoting continuity of the Portfolios' investment strategies and management. As contemplated by the Transaction, New Independence has substantially continued the business operations of Old Independence, and the Old Independence portfolio managers have become employees of, and continue to manage the Portfolios for, New Independence. THE NEW SUBADVISORY AGREEMENTS WITH NEW INDEPENDENCE HAVE NOT RESULTED IN ANY CHANGES IN THE LEVEL OR QUALITY OF SUBADVISORY SERVICES PROVIDED TO THE PORTFOLIOS OR IN THE ADVISORY OR SUBADVISORY FEE RATES FOR THE PORTFOLIOS.

          The offices of New Independence are located at the same address as the offices of Old Independence: 53 State Street, Boston, MA 02109. The immediate parent of New Independence, Convergent, is an investment management holding company with offices at 190 South LaSalle Street, Chicago, IL 60603. Convergent operates through multiple subsidiaries which have assets under management of approximately $8.5 billion. Convergent is a subsidiary of City National Corporation, a publicly traded financial services corporation with offices located at 555 South Flower Street, Los Angeles, CA 90071.

                           NEW SUBADVISORY AGREEMENTS

          Under the new subadvisory agreements with New Independence, as under the old subadvisory agreements with Old Independence, the subadviser manages the investment and reinvestment of the assets of the Portfolios, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for each Portfolio consistent with its investment objective and policies. The subadviser implements such programs by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

          The terms of the old subadvisory agreements with Old Independence and the new subadvisory agreements with New Independence are substantially the same, including with respect to subadviser compensation. The agreements are described below (with certain differences noted) under "Description of Old and New Subadvisory Agreements."

          Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the applicable Portfolio. The subadvisory fee for a Portfolio is thus not an additional charge to the Portfolio. The subadvisory fee for each of the Growth & Income Trust and Small Cap Trust is determined by applying the daily equivalent of an annual percentage rate to the net assets of the Portfolio. The following table sets forth the annual percentage rates of the subadvisory fees for the Portfolios. The rates are the same under the old and new subadvisory agreements.

              SUBADVISORY FEES - OLD AND NEW SUBADVISORY AGREEMENTS
                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

PORTFOLIO               SUBADVISORY FEE RATE
---------               --------------------
Growth & Income Trust   0.225% at all asset levels

Small Cap Trust         0.40% at all asset levels

          For the fiscal year ended December 31, 2005, the Adviser paid subadvisory fees to Old Independence under the old subadvisory agreements of $3,230,919 with respect to the Growth & Income Trust and $549,929 with respect to the Small Cap Trust.

                 RELATED ARRANGEMENTS BETWEEN MFC AND CONVERGENT

          In consideration for the transfer of assets and liabilities of Old Independence to New Independence as described above, Convergent paid MFC a specified amount at closing. MFC will also receive additional consideration on certain anniversary dates of the closing to the extent the revenue received by New Independence from the management of proprietary accounts of MFC and its affiliates or accounts for which MFC or its affiliates act as investment adviser, including the Portfolios, meet certain revenue targets. Consequently, while these contingent payments are not dependent upon the approval or continuation of the subadvisory agreements with respect to the Portfolios, the revenues earned by New Independence as a result of its subadvisory relationship with each Portfolio would count towards the revenue target necessary for MFC to earn the contingent payments. Nothing in the arrangements between MFC and Convergent imposes any limitations upon the rights of the Adviser to recommend termination of the subadvisory agreements with New Independence. However, these arrangements present certain conflicts of interest because MFC, as the ultimate parent entity of the Adviser, has a financial incentive to influence the Adviser to support the continuation of the subadvisory agreements with New Independence for the periods for which contingent payments may be made to MFC. As discussed below, in approving the new subadvisory agreements with New Independence, the Board of Trustees, including the Independent Trustees, was aware of and considered these potential conflicts of interest. See "Board Evaluation of Advisory and Subadvisory Arrangements."

            BOARD EVALUATION OF ADVISORY AND SUBADVISORY ARRANGEMENTS

          The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Portfolio subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the six factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The six factors regularly considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadvisers to the Portfolios;

     2.   the investment performance of the Portfolios and their subadvisers;

     3. the extent to which economies of scale would be realized as a Portfolio grows;

     4. whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

     5. the costs of the services to be provided and the profits to be realized by the Adviser and its affiliates from the Adviser's relationship with the Trust; and

     6. comparative services rendered and comparative advisory and subadvisory fee rates.

          The Board believes that information relating to all six factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure: factors (1), (2) and (6) are of primary relevance; factors (3) and (4) generally are less important because subadvisory fees are paid to subadvisers by the Adviser and not by the Portfolios and because the Board relies on the ability of the Adviser to negotiate the subadvisory fees at arms-length; and factor (5) generally should not require attention except in those circumstances in which comparative fee information considered in connection with factor (6) indicates that the subadvisory fees will materially exceed those normally charged under comparable circumstances.

          In evaluating subadvisory arrangements, the Board also considers other material business relationships which unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

          In making its determination with respect to subadvisory agreements, and with reference to the six factors which it regularly considers, the Board reviews (1) information relating to the subadviser's business, which may include information such as business performance, representative clients, assets under management, financial stability, personnel and, if applicable, past subadvisory services to Portfolios or affiliated funds of the Trust ; (2) the investment performance of comparatively managed funds of the Portfolio and comparative performance information relating to the comparatively managed fund's benchmark and comparable funds; (3) the proposed subadvisory fee for each Portfolio and comparative fee information; and (4) information relating to the nature and scope of other material business relationships which unaffiliated subadvisers may have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser.

          Particular determinations made by the Board in approving the new subadvisory agreements with New Independence for the Growth & Income Trust and Small Cap Trust include the following:

     1. New Independence will continue the business operations of Old Independence, the Old Independence portfolio managers are expected to continue to manage the assets of the Portfolios as employees of New Independence and New Independence may generally be expected to provide at least the same level and quality of management services as Old Independence;

     2. Although the limited performance history of the Portfolios, which commenced operations on April 29, 2005, was not considered significant, the Trustees noted that the current and historical performance of comparatively managed mutual funds and other accounts managed by the subadviser, although not without variation, has generally been within the range of or exceeded the performance of their benchmarks; and

     3. The subadvisory fees with respect to the Portfolios under the new subadvisory agreements with New Independence are the product of arms-length negotiation between the Adviser and New Independence, are within industry norms, are the same as under the old subadvisory agreements with Old Independence, are paid by the Adviser and not by the Portfolios and will not result in any advisory fee increases with respect to the Portfolios.

          In addition, the Board considered the potential conflicts of interest related to the arrangements between MFC and Convergent in connection with the transfer of Old Independence to New Independence. See "Related Arrangements Between MFC and Convergent" above. Under these arrangements, MFC will receive additional consideration for the Transaction on certain anniversary dates of the closing thereof to the extent the revenue received by New Independence from the management of proprietary accounts of MFC and its affiliates or accounts for which MFC or its affiliates act as investment adviser, including the Portfolios, meet certain revenue targets. The Board considered in particular the potential conflict of interest between the Adviser's fiduciary duties in managing subadvisory arrangements to act in the best interests of each Portfolio and its shareholders and the financial incentives of MFC, the ultimate parent entity of the Adviser, to influence the Adviser to support the continuation of subadvisory agreements with New Independence for the periods for which contingent payments may be made to

MFC. The Board concluded that, notwithstanding the potential conflicts of interest, approval of the subadvisory agreements was in the best interests of shareholders and variable contract owners in view of the benefits to shareholders and variable contract owners expected from the continuity in subadvisory services that will be afforded by New Independence, the lack of any limitations in the arrangements between MFC and Convergent upon the rights of the Adviser to recommend termination of the subadvisory agreements with New Independence, the Adviser's fiduciary duties to act in the best interests of the Portfolios and their shareholders and the Board's ability to monitor conflicts of interest.

                  ADDITIONAL INFORMATION ABOUT NEW INDEPENDENCE

          MANAGEMENT OF NEW INDEPENDENCE. The names and principal occupations of the principal executive officers and directors of New Independence are set forth below. The business address of each such person is 53 State Street, Boston, MA 02109.

NAME               POSITION WITH NEW INDEPENDENCE       PRINCIPAL OCCUPATION (IF DIFFERENT)
----               ------------------------------       -----------------------------------
Richard T. Adler   Director                             President and Chief Executive Officer, Convergent

Vernon C. Kozlen   Director                             Executive Vice President, City National Bank

Jon C. Hunt        Director                             Chief Operating Officer, Convergent

Mark C. Lapman     Director, President and Chief
                   Executive Officer

Miriam F. Cooper   Director, Executive Vice President
                   and Chief Operating Officer

          OTHER INVESTMENT COMPANIES SUBADVISED BY NEW INDEPENDENCE. New Independence currently acts as subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Growth & Income Trust and Small Cap Trust. The tables below also state the approximate size of each such fund as of December 31, 2005 (at which time it was subadvised by Old Independence) and the current subadvisory fee rate for each fund as a percentage of average daily net assets.

Growth & Income Trust:

FUND                                    ASSETS AS OF 12/31/05   SUBADVISORY FEE RATE
----                                    ---------------------   --------------------
John Hancock Core Equity Fund                 $354 Mil.         35% of the management fee paid to the adviser

John Hancock Independence Diversified
Core Equity Fund II                           $ 27 Mil.         35% of the management fee paid to the adviser

Small Cap Trust:

FUND                                    ASSETS AS OF 12/31/05   SUBADVISORY FEE RATE
----                                    ---------------------   --------------------
John Hancock Small Cap Fund                  $  200 Mil.        0.41% at all asset levels

John Hancock Funds II Small Cap Fund         $193.5 Mil.        0.40% at all asset levels

                DESCRIPTION OF OLD AND NEW SUBADVISORY AGREEMENTS

          The terms of the old and new subadvisory agreements are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser." The provisions described below under "Compliance" are included in the new, but not the old, subadvisory agreements.

          DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Portfolio.

          TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either (a) by the Trustees or (b) by the vote of a majority of the outstanding voting securities of the Trust. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

          Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the agreement or (b) all of the Portfolios of the Trust.

          If the outstanding voting securities of a Portfolio fail to approve any continuance of a subadvisory agreement for the Portfolio, the subadviser will continue to act as subadviser with respect to the Portfolio pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

          TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

          -    the Board of Trustees of the Trust;

          - the holders of a majority of the outstanding voting securities of the Portfolio;

          -    the Adviser; and

          -    the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

          AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all of the Portfolios of the Trust.

          Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Portfolio), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

          LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

          CONSULTATION WITH SUBADVISERS TO THE PORTFOLIOS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Portfolio in securities or other assets: (a) other subadvisers to the Portfolio,
(b) subadvisers to other Portfolios, and (c) subadvisers to portfolios under common control with the Portfolio.

          COMPLIANCE. The subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and, throughout the term of the agreement, to promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results thereof as well as of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser, including any material violation of the Compliance Policies or of the Subadviser's code of ethics.

          CONFIDENTIALITY OF PORTFOLIO HOLDINGS. The subadviser is required to treat Trust portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.